UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2010

NBTY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2010, NBTY, Inc. issued a press release announcing results for the fiscal second quarter and six months ended March 31, 2010 (the “Original Release”).  The Original Release contained an error in the calculation of net income per diluted share for the six month period ended March 31, 2010, incorrectly reporting net income of $1.92 per diluted share.  The correct calculation of net income per diluted share for the six month period ended March 31, 2010 is $1.91.  In addition, the Original Release reported the basic weighted average common shares outstanding for the six months ended March 31, 2010 as 62,597 and the diluted weighted average common shares outstanding for the six months ended March 31, 2010 as 63,826.  The correct basic and diluted weighted average common shares outstanding for the six months ended March 31, 2010 were 62,833 shares and 64,061 shares, respectively.    All shares outstanding are in thousands. A corrected copy of the press release is attached as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

99.1 Corrected press release, correcting the press release issued by NBTY, Inc., dated April 27, 2010, reporting results for the fiscal second quarter and six months ended March 31, 2010.

This Form 8-K and the attached Exhibit are furnished to comply with Item 2.02 and Item 9.01 of Form 8-K.  Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2010

NBTY, INC.

By: /s/	Harvey Kamil
Harvey Kamil
President and Chief Financial Officer